Dresdner RCM Global Funds, Inc.
Dresdner RCM Global Investors LLC
Four Embarcadero Center
San Francisco, CA 94111

Re:  Investment in Capital Stock of Dresdner RCM Balanced Fund (the "Fund")

Gentlemen:

With full discretionary authority over the IRA Account* currently invested in a separately managed portfolio (the "Account"), I hereby direct Dresdner RCM Global Investors LLC ("Dresdner RCM") to transfer the securities listed on the attached Exhibit A that are currently held in the Account to the Fund on December 15, 1999. You have informed me that the fund is an investment portfolio offered by Dresdner RCM Global Funds, Inc., an open-end management investment company registered as such under the Investment Company Act of 1940, as amended. You have further informed me that Dresdner RCM is, pursuant to written contract, acting as investment manager to the Fund.

Please be advised that the undersigned is independent of and unrelated to Dresdner RCM, and on the basis of the preliminary prospectus of the Fund, and the detailed written disclosure of the investment advisory and other fees referred to therein, receipt of which is hereby acknowledged, the undersigned hereby directs the transfer of the securities listed on Exhibit A that are currently held in the Account to the Fund.

* IRA Account of Joseph W. Saunders

Very truly yours,
JOSEPH W. SAUNDERS IRA


/s/ Joseph W. Saunders
----------------------
By: Joseph W. Saunders

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                                                                   Exhibit A

Joseph W. Saunders IRA
As of 12/10/99



Ticker            Name                                    Shares
------            -----------------------------           ------

CASH              CASH                                    98,999

AMGN              Amgen Inc.                                 400

BMY               Bristol-Myers Squibb Co.                   500

CCU               Clear Channel Communications Inc.          300

COST              Costco Warehouse Corp                      300

CSCO              Cisco Systems Inc.                         200

DNA               Genentech Inc.                             200

EL                The Estee Lauder Companies Inc. Class A    700

EMC               EMC Corp                                   408

ENE               Enron Corp                                 650

FBF               Fleet Boston Finl Corp                      36

GDT               Guidant Corp                               300

GE                General Electric Co                        200

HDI               Harley-Davidson Inc.                       350

HWP               Hewlett-Packard Co                         200

INTC              Intel Corp                                 500

JDSU              JDS Uniphase Corp                          100

JNJ               Johnson & Johnson                          300

LLY               Eli Lilly & Co.                            500

MCD               McDonalds Corp                             600

MSFT              Microsoft Corp                             300

NOK               Nokia Oyj Sponsored ADR A Shares           200

PFE               Pfizer Inc.                                300

PRY.A             Pittway Corp Class A                       500

QCOM              QUALCOMM Inc                                75

QWST              Qwest Communications International Inc.    600

TWX               Time Warner Inc.                           300

TYC               Tyco International Ltd                     800

VOD               Vodafone AirTouch PLC Sponsored ADR        500

WAG               Walgreen Co                                950

WCII              Winstar Communications Inc                 300

WCOM              MCI WorldCom Inc                           650

WFT               Weatherford International Inc              700

WLA               Warner-Lambert Co                          500
